EXHIBIT 23.1



                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
PLM International, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.



                         /s/ KPMG Peat Marwick LLP
                         KPMG PEAT MARWICK LLP


San Francisco, California
November 22, 1994